Exhibit 99.3

ZENDESK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Zendesk, Inc., the “Company”, “our”, or “we”, and We Are Cloud SAS, or “WAC”, after giving effect to Zendesk's acquisition of WAC that was completed on October 13, 2015, the “Acquisition”. We acquired 100 percent of the outstanding shares of WAC in exchange for purchase consideration of approximately $46.2 million in cash, subject to working capital adjustments.  The unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and WAC after giving effect to the Acquisition, as described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the Acquisition had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are presented as if the Acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with Zendesk considered the accounting acquirer of WAC. Under the acquisition method of accounting, the purchase price was allocated to the underlying WAC tangible and intangible assets acquired and liabilities assumed based on their respective fair market values with any excess purchase price allocated to goodwill. The acquisition method of accounting is dependent upon certain valuations and other studies that are preliminary, based on work performed to-date. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. We anticipate that all the information needed to identify and measure values assigned to the assets acquired and liabilities assumed will be obtained and finalized during the one-year measurement period following the date of completion of the Acquisition. Differences between these preliminary estimates and the final acquisition accounting may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, the historical consolidated financial statements of WAC for the year ended December 31, 2014, and the historical unaudited consolidated financial statements of WAC included in this Form 8-K/A as of and for the six months ended June 30, 2015.

ZENDESK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(In thousands)

	Historical
	Zendesk, Inc.	We Are Cloud SAS	Pro Forma Adjustments (Note 3)	Ref	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$255,386	$1,386	$(46,158)	a	$210,614
Marketable securities	25,247	—	—		25,247
Accounts receivable, net	24,121	277	—		24,398
Prepaid expenses and other current assets	9,904	403	—		10,307
Total current assets	314,658	2,066	(46,158)		270,566
Marketable securities, noncurrent	22,513	—	—		22,513
Property and equipment, net	52,747	378	(354)	d	52,771
Goodwill and intangible assets, net	11,888	—	47,248	b	59,136
Other assets	2,450	6	—		2,456
Total assets	$404,256	$2,450	$736		$407,442
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,390	$264	$623	e	$5,277
Accrued liabilities	10,445	59	—		10,504
Accrued compensation and related benefits	11,872	306	—		12,178
Deferred revenue	74,295	837	(611)	d	74,521
Total current liabilities	101,002	1,466	12		102,480
Deferred revenue, noncurrent	1,657	—	—		1,657
Other liabilities	8,966	352	1,979	b	11,297
Total liabilities	$111,625	$1,818	$1,991		$115,434
Stockholders’ equity:
Common stock	887	466	(466)	c	887
Additional paid-in capital	485,417	5,446	(5,446)	c	485,417
Accumulated other comprehensive loss	(1,578)	(658)	658	c	(1,578)
Accumulated deficit	(191,443)	(4,622)	3,999	c, e	(192,066)
Treasury stock at cost	(652)	—	—		(652)
Total stockholders’ equity	292,631	632	(1,255)		292,008
Total liabilities and stockholders’ equity	$404,256	$2,450	$736		$407,442

See accompanying notes to unaudited pro forma condensed combined financial information

ZENDESK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(In thousands, except per share data)

	Historical
	Zendesk, Inc.	We Are Cloud SAS	Pro Forma Adjustments (Note 3)	Ref	Pro Forma Combined
Revenue	$127,049	$1,272	$—		$128,321
Cost of revenue	46,047	193	1,929	f, g, h	48,169
Gross profit	81,002	1,079	(1,929)		80,152
Operating expenses:
Research and development	36,403	427	2,464	f, h	39,294
Sales and marketing	77,875	2,121	1,560	f, g	81,556
General and administrative	32,869	766	1,362	f	34,997
Total operating expenses	147,147	3,314	5,386		155,847
Operating loss	(66,145)	(2,235)	(7,315)		(75,695)
Other (income) expense, net	(1,533)	135	—		(1,398)
Loss before benefit from income taxes	(67,678)	(2,100)	(7,315)		(77,093)
Benefit from income taxes	(263)	—	(3,107)	i	(3,370)
Net loss before accretion of redeemable convertible preferred stock	(67,415)	(2,100)	(4,208)		(73,723)
Accretion of redeemable convertible preferred stock	(18)	—	—		(18)
Net loss	$(67,433)	$(2,100)	$(4,208)		$(73,741)
Net loss per share	$(1.26)				$(1.37)
Weighted-average shares used to compute net loss per share, basic and diluted	53,571		99	j	53,670

See accompanying notes to unaudited pro forma condensed combined financial information

ZENDESK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(In thousands, except per share data)

	Historical
	Zendesk, Inc.	We Are Cloud SAS	Pro Forma Adjustments (Note 3)	Ref	Pro Forma Combined
Revenue	$146,122	$1,686	$—		$147,808
Cost of revenue	47,491	217	1,488	f, g, h	49,196
Gross profit	98,631	1,469	(1,488)		98,612
Operating expenses:					—
Research and development	43,517	189	1,776	f, h	45,482
Sales and marketing	79,725	1,771	743	f, g	82,238
General and administrative	33,982	626	517	f, e	35,125
Total operating expenses	157,224	2,585	3,036		162,845
Operating loss	(58,593)	(1,116)	(4,524)		(64,233)
Other (income) expense, net	(428)	99	—		(329)
Loss before benefit from income taxes	(59,021)	(1,018)	(4,524)		(64,563)
Benefit from income taxes	554	—	(1,829)	i	(1,275)
Net loss	$(59,575)	$(1,018)	$(2,695)		$(63,288)
Net loss per share	$(0.71)				$(0.76)
Weighted-average shares used to compute net loss per share, basic and diluted	83,536		282	j	83,818

See accompanying notes to unaudited pro forma condensed combined financial information

ZENDESK, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 combines our historical condensed consolidated balance sheet with the historical condensed consolidated balance sheet of WAC and has been prepared as if our acquisition of WAC had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 combine our historical condensed consolidated statements of operations with WAC's historical condensed consolidated statements of operations for the same periods and have been prepared as if the Acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

We have accounted for the Acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standard 805 “Business Combinations.”  We used our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed as of the date of the Acquisition. Goodwill has been measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.  The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions or other restructuring events that could result from the Acquisition.

2.	Preliminary Purchase Consideration and Related Allocation

The total purchase price of approximately $46.2 million has been allocated to WAC’s tangible and intangible assets and liabilities for purposes of providing the unaudited pro forma condensed combined financial information based on their estimated fair values. Goodwill has been measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The total purchase price was allocated as follows, based on WAC’s consolidated balance sheet as of September 30, 2015 (in thousands):

Net liabilities assumed	$(1,090)
Identifiable intangible assets:
Developed technology	8,800
Customer relationships	500
Goodwill	37,948
Total purchase price	$46,158

Goodwill resulting from the allocation of purchase consideration is primarily attributable to expected synergies, including cost savings from integrating the analytics technology with our customer service platform and the opportunity to sell the analytics software alongside our existing products. Goodwill is not expected to be deductible for income tax purposes. Goodwill will not be amortized but instead will be tested for impairment at least annually and more frequently if certain indicators of impairment are present.

In connection with the Acquisition, we entered into retention arrangements with certain employees of WAC, pursuant to which we issued approximately 0.5 million of Restricted Stock Unit awards, or “RSUs”, which are subject to vesting based on service conditions. The RSUs have been accounted for as share-based compensation expense over the required service periods and were not included in the purchase consideration.  The RSUs were valued based on the closing price of $20.29 of our common stock on the grant date, which was also the date of the Acquisition.  For pro forma purposes, the RSUs are assumed to have been granted on January 1, 2014 at the fair value on the date of the Acquisition.

The final purchase price allocation will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of WAC’s tangible and intangible assets and liabilities. As a result, the final purchase accounting adjustments, including those resulting from conforming WAC’s accounting policies to those of Zendesk, could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of WAC’s tangible and intangible assets and liabilities as compared to the information shown herein would also change the portion of purchase price allocated to goodwill.

3.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a)	Reduction of $46.2 million in cash, representing the consideration paid by Zendesk to acquire WAC
b)	Represents the estimated fair value of identifiable intangible assets, goodwill, and related deferred tax assets and liabilities recognized in the preliminary purchase price allocation, refer to (g)
c)	Represents the elimination of WAC’s historical stockholders’ equity
d)

Represents the reduction to WAC’s historical balances to reflect fair value, including property and equipment of $0.4 million, comprised of $0.3 million of capitalized software and $0.1 million of fixed assets, and $0.6 million related to deferred revenue. We did not make a pro forma adjust to revenue associated with the aforementioned reduction of deferred revenue because the impact was not continuing in nature.

e)

Represents the removal of acquisition-related costs of approximately $0.3 million and $0.1 million of Zendesk and WAC, respectively on the condensed combined statement of operations for the nine months ended September 30, 2015.  An adjustment was also made on the condensed combined balance sheet as of September 30, 2015 to increase accounts payable by $0.6 million, for acquisition-related costs incurred after September 30, 2015, including $0.5 million and $0.1 million related to Zendesk and WAC, respectively.

f)	Represents incremental compensation and payroll tax expense related to employment agreements executed in connection with the Acquisition, (in thousands):

	Year Ended December 31, 2014
	Cost of Revenue	Research and Development	Sales and Marketing	General and Administrative
Net increase to share-based compensation expense	$52	$2,135	$1,255	$1,220
Net increase to salary expense	13	203	194	142
	$65	$2,338	$1,449	$1,362

	Nine Months Ended September 30, 2015
	Cost of Revenue	Research and Development	Sales and Marketing	General and Administrative
Net increase to share-based compensation expense	$39	$1,521	$569	$834
Net increase to salary expense	6	129	90	103
	$45	$1,650	$659	$937

g)	Represents an increase to amortization expense for intangible assets recognized in connection with the Acquisition (in thousands, except for estimated useful life):

			Amortization Expense
	Fair Value	Estimated Useful Life	Nine Months Ended September 30, 2015	Year Ended December 31, 2014
Developed technology	$8,800	4.5 years	$1,467	$1,956
Customer relationships	500	4.5 years	83	111
Goodwill	37,948	Indefinite	—	—
Total	$47,248		$1,550	$2,067

We recognized a net deferred tax liability of $2.0 million, representing a gross deferred tax liability of $3.5 million and a gross deferred tax asset of $1.5 million.  The gross deferred tax liability of $3.5 million primarily represents the tax effect of the difference between the estimated fair value of identified intangible assets and the tax basis of the assets.  The gross deferred tax asset of $1.5 million primarily represents the historical loss carryforwards of WAC, which we recognized as a result of recording the gross deferred tax liability. The offset to the net deferred tax liability was recorded as an increase to goodwill. The deferred taxes were calculated using the estimated applicable French income tax rate of 33.3%.

h)

Represents the removal of amortization expense within cost of revenue and the inclusion of previously capitalized expenses associated with the elimination of WAC’s historical capitalized software discussed in (d) above (in thousands):

	Cost of Revenue	Research and Development
Increase (decrease) in expense related to elimination of capitalized software for the year ended December 31, 2014	$(91)	$127
Increase (decrease) in expense related to elimination of capitalized software for the nine months ended September 30, 2015	(23)	126
	$(114)	$253

i)

Represents the estimated benefits from income tax associated with WAC’s historical loss before income taxes and the pro forma adjustments discussed herein using the estimated applicable French income tax rate of 33.3%

j)	Represents the additional weighted average shares outstanding from RSUs issued under employment agreements executed in connection with the Acquisition